EXHIBIT 10.5.1

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                                AMENDMENTS TO THE
                                  IMNET SYSTEMS
                   1993 EMPLOYEE STOCK OPTION AND RIGHTS PLAN

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         WHEREAS,  IMNET Systems,  Inc., a Delaware corporation (the "Company"), has heretofore maintained the IMNET Systems, Inc. 1993 Employee Stock Option and Rights Plan (the "Plan") for the benefit of certain of its employees; and

         WHEREAS, the Company considers it advisable to amend the Plan to increase the number of shares of Common Stock of the Company, $.01 par value, subject to the Plan and to revise the Plan to conform to recent revisions to Regulation 16b-3 and to provide for changes in the recapitalization provisions of the Plan; and

         WHEREAS, the Board of Directors of the Company, pursuant to Section 8 of the Plan, authorized this amendment on September 9, 1996, subject to stockholder approval;

         NOW THEREFORE, effective September 9, 1996 (the "Effective Date"), subject to stockholder approval, the Company hereby amends the Plan as follows:

         1. Section 1.(h) is hereby deleted in its entirety and the following inserted in lieu thereof:

         (h). "Disinterested Person" shall mean a "non-employee director" as defined in Rule 16b3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended effective August 15, 1996, or any successor definition of a "non-employee director" adopted by the Commission.

         2. Section 5(k) is hereby deleted in its entirety and the following substituted in lieu thereof:

         (k) Certain Recapitalizations. In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Non- Acquiring Transaction") while unexercised options are outstanding under the Plan, after the effective date of a Non-Acquiring Transaction each holder of an outstanding option shall be entitled, upon exercise of such option, to receive such stock, or other securities as the holders of the same class of stock as those shares subject to the option shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution. However, any limitations on exercisability of options owned by executive officers or the Company shall be waived, and options of non-executive officers may be waived (in the discretion of the Committee), so that all such options, from and after a date prior to the effective date of such Non-Acquiring Transaction shall be exercisable in full. Furthermore, the right to exercise shall, in the case of executive officers, and may (in the discretion of the Committee), in the case of other option holders, be given to each holder (by written notice) of an option during a 15-day period preceding the effective date of such Non- Acquiring Transaction. Any outstanding options not exercised within such 15- day period may be cancelled by the Committee as of the effective date of any such Non-Acquiring Transaction, as specified in the 15-day notice. To the extent

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                  that the foregoing  adjustments  relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

         3. The first paragraph of Section 3 is hereby deleted in its entirety, and the following substituted in lieu thereof:

                           The total  number of  shares  of Stock  reserved  and
                  available for distribution under the Plan shall be 1,590,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         4. Section 8 is hereby deleted in its entirety, and the following substituted in lieu thereof:

         SECTION 8.  AMENDMENTS AND TERMINATION

                  The Board may amend, alter, or discontinue the Plan, but, except as otherwise provided herein, no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right or Other Stock- Based Award theretofore granted.

                  The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

                  Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.


         IN WITNESS HEREOF, the Company has adopted this amendment as of the Effective Date.

                                        IMNET SYSTEMS, INC.


                                        By: /s/ Raymond L. Brown




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